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                                                                    EXHIBIT 23.1

                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm in the Amendment No. 1 to the Registration Statement on Form 10 of Summit Hotel Properties, LLC and to the inclusion therein of our report dated February 24, 2006, with respect to the financial statements of Summit Hotel Properties, LLC as of December 31, 2005 and 2004, and for the year ended December 31, 2005 and for the period from January 8, 2004 (Inception) to December 31, 2004.

                                                     GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
June 15, 2006